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                                                                EXHIBIT - 10.18


                            SECURED PROMISSORY NOTE

$250,000.00                                                   November __,  1997
                                                        Walnut Creek, California

     The undersigned, RICHARD M. HARMON, an individual residing in California ("Maker"}, promises to pay TELEHUB COMMUNICATIONS CORPORATION, a Nevada corporation ("Holder"), the Principal Sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), together with interest thereon (at the annual rate specified below), as follows.

     1. INTEREST RATE. The Principal Sum shall bear interest at the annual rate of 1% over the prime rate charged from time to time by Bank of America, San Francisco office, to its most creditworthy borrowers, but in no event greater than the highest legal rate chargeable by a non-exempt lender in a non-exempt transaction. Interest shall be computed on the basis of a 360 day year. This interest rate shall not be adjusted more frequently than quarterly.

     2. REPAYMENT. All sums due hereunder, including principal, interest, charges and fees, shall be payable in full on the earlier of: (i) 90 days after termination of Maker's employment with Holder; or (ii) two years from the date of this Note. Until the due date of this Note, no principal or interest shall be payable. Maker may prepay the Principal sum and any accrued interest, in whole or part without penalty or prepayment charge.

     3. LATE PAYMENT INTEREST RATE. If repayment is not made within 30 days after the due date, the interest rate from such date shall be the highest rate allowed by law for a non-exempt transaction.

     4. SECURITY. Repayment of this Note is secured by Maker's warrant to purchase Holder's common shares pursuant to a Pledge Agreement. If this Note is not repaid within 30 days after its due date, the Holder may, In accordance with the Pledge Agreement, use this security and apply in satisfaction of Maker's obligations hereunder. Holder shall look only to this security for payment of all amounts due under this Note. No deficiency judgment shall be had against Maker in the event that the security is insufficient to fully pay all amounts due under this Note.

     5. COLLECTION COSTS. Maker agrees to pay all court costs and attorneys fees if counsel is engaged to assist in the collection of this Note after a default hereunder and if any action is commenced to construe or enforce the terms of this Note, the prevailing party shall be entitled to recover from the losing party its reasonable attorneys' fees and court costs.

     6. PERSONAL OBLIGATION OF MAKER. Maker and Holder agree that the obligations of the Maker hereunder are individual as to him, so the Maker's spouse shall neither be made a party to any action commenced hereunder nor shall such spouse be liable for any obligations of the Maker imposed by this Note.


MAKER:

                                            /s/ Richard M. Harmon
                                            ----------------------------------
                                            Richard M. Harmon



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                    RESOLUTIONS OF THE BOARD OF DIRECTORS OF
                       TELEHUB COMMUNICATIONS CORPORATION


A meeting of the Board of Directors (the "Board") of TeleHub Communications Corporation, a Nevada corporation (the "Corporation"), was held on November 25, 1997.

Attending in person was Director Sledge. Attending telephonically were Directors Becker, McLaughlin, Lescher and Slevin.

LOAN TO MR. RICHARD HARMON. Mr. Richard Harmon, the Corporation's Chief Financial Officer and corporate Secretary, has requested a $250,000 personal loan from the Corporation. This loan would be evidenced by a two-year promissory note ("Note") bearing interest at 1% over Bank of America's prime rate, adjusted quarterly. Mr. Harmon has agreed to pledge his warrant to purchase 150,000 common shares of the Corporation as security for the Note. If the Note is not repaid by its due date, the Corporation agrees to look solely to this collateral for repayment of the Note.

Mr. Harmon has fully disclosed his financial interest in this transaction. The Board reviewed this proposed transaction, considers it to be fair to the Corporation and deems it advisable that the Corporation make this loan to Mr. Harmon. Accordingly, the Board adopts the following Resolutions:


      RESOLVED: The Corporation approves the proposed $250,000 loan to Mr. Harmon, approves the Note, Pledge Agreement and other documents relating to this loan;

      RESOLVED: Mr. Sledge, the Corporation's Chief Execute Officer, is authorized to execute the Pledge Agreement and other loan documents and issue a check for the loan amount;

      RESOLVED: The Corporation's officers are directed to take any actions necessary to effectuate these resolutions.

Adopted by Board of Directors as of November 25, 1997.

Approved and signed:                     /s/ Donald H. Sledge
                                         ---------------------------------------
                                         Donald H. Sledge, Vice-Chairman


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                                PLEDGE AGREEMENT

     This PLEDGE AGREEMENT (the "Agreement") is made and executed November _, 1997, by Richard M. Harmon (the "Pledgor"), for the benefit of TeleHub Communications Corporation, a Nevada Corporation ("Secured Party").

                                    RECITALS

     WHEREAS, Pledgor has borrowed $250,000 from Secured Party as evidenced by the Secured Promissory Note dated November __, 1997 (the "Note", attached as Exhibit A);

     WHEREAS, Pledgor holds a warrant ("Warrant") to purchase 150,000 of Secured Party's common shares ("Shares") for $7.50 per Share;

     WHEREAS, to secure payment of the Note, Pledgor pledges both the Warrant and the Shares issuable upon Warrant exercise (the "Warrant Shares") to Secured Party.

     Now, THEREFORE, in consideration of the mutual benefits arising from this Agreement, Pledgor and Secured Party hereby agree:

   1. PLEDGE OF WARRANT AND SHARES. The Pledgor hereby pledges and grants to Secured Party a security interest in the following collateral (the "Pledged Collateral");

         1.1. the Warrant;

         1.2. the Warrant Shares and the certificates representing the Warrant Shares;

         1.3. all the right, title and interest which Pledgor now has or may hereafter acquire in and to any stock, cash, instruments or other property received as a result of his ownership of the Warrant or the Warrant Shares, whether by dividend, stock split, recapitalization, liquidation or other distribution;

         1.4. all new, substituted and additional shares or other securities issued to Pledgor by reason of a stock dividend, stock split, reclassification, readjustment, reorganization or similar changes declared or made in the Secured Party's capital structure (including without limitation, securities of other issuers received in exchange for Pledged Collateral pursuant to any merger, consolidation or other reorganization); and

         1.5. all proceeds or substitutions of the foregoing collateral.

     Pledgor represents and warrants that he has full right and authority to pledge the Pledged Collateral. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until payment in full of the Note.

   2. DELIVERY OF PLEDGED COLLATERAL. Pledgor has executed the following documents ("Assignment Documents") in blank:

         2.1. a Notice of Exercise Form (Exhibit B);

         2.2. a Warrant Assignment Form (Exhibit C); and

         2.3. a Stock Power.

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Pledgor will deliver the original Assignment Documents, Note and Warrant to
Secured Party. Upon acquisition (direct or indirect) of any collateral described in Sections 1.3-1.5, Pledgor will immediately deliver to Secured Party any certificates, instruments or other documents necessary to effectuate Secured Party's security interest.

   3. VOTING RIGHTS. Pledgor may exercise any voting rights with respect to the Pledged Collateral.

   4. WARRANT EXERCISE. If Pledgor exercises the Warrant in accordance with Warrant Section 2.1, then Secured Party will hold the Warrant Shares.

   5. CASHLESS EXERCISE OF WARRANT. Warrant section 2.2(a) permits "cashless" exercise, whereby Pledgor may acquire a portion of the Warrant Shares without payment in accordance with a formula based on the excess of the Share market price over the Warrant exercise price. Prior to repayment of the Note, the following requirements govern Pledgor's cashless exercise of the Warrant:

          5.1. The difference between the Aggregate Fair Market Value and the Aggregate Exercise Price (as defined in Warrant section 2.2(a)) must exceed all amounts owed on the Note at the time of the proposed cashless exercise ("NB");
          5.2. The number of Warrant Shares issued to Pledgor upon cashless exercise will be computed as follows:
                                   X =  B-(A+NB)
                                        --------
                                           Y
     where X, Y, B and A have the meanings specified in Warrant section 2.2(a). Upon cashless exercise and delivery of the Warrant Shares in compliance with this section, the Note will be deemed repaid.

   6. TRANSFER OF PLEDGED COLLATERAL. Pledgor may sell, transfer, assign, pledge, dispose or in any way alienate ("Transfer") the Pledged Collateral only if the Transfer results in full repayment of the Note. In connection with such Transfer, Pledgor will utilize escrow or similar arrangements that, in Secured Party's sole discretion, ensure full repayment of the Note.

   7. APPLICATION OF PLEDGED COLLATERAL TO NOTE BALANCE. If the Note has not been repaid by its due date, Pledgor permits the Secured Party, in its sole discretion, to:
          7.1. Transfer the Pledged Collateral; or
          7.2. Amend the Warrant to reduce the maximum number of Warrant Shares by a number of Shares equal to the Note Balance divided by the difference between Fair Market Value and the Warrant exercise price.
Secured Party will notify Pledgor of the action it has taken under this Section and the Note will be deemed repaid in full.

     8. REPAYMENT. Upon repayment in full of the Note, Pledgor shall be entitled to the return, upon Pledgor's request and at Pledgor's expense of any remaining Pledged Collateral in Secured Party's possession.


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   9. WAIVER OF NOTICE. Pledgor agrees that Secured Party shall be under no duty or obligation whatsoever to make or give any presentments, demands for performance, notices of nonperformance, protests, notice of protest or notices of or any obligations or evidences of indebtedness at any time in connection with any part of the Pledged Collateral or in connection with other obligations secured hereby, except that Secured Party shall notify Pledgor about any action under Section 7.

   10. SEVERABILITY. The parties desire and intend that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such
Section in the particular jurisdiction in which such adjudication is made.

   11. PERFORMANCE OF NECESSARY ACTS. Pledgor agrees to perform any further acts and to execute and deliver any additional documents which may be reasonably necessary to carry out the provisions of this Agreement.

   12. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

   13. INJUNCTIVE RELIEF. Upon a breach or threatened breach of any of the provisions of this Agreement, any party shall be entitled to equitable relief preventing such breach and specifically enforcing those provisions. Nothing herein shall be construed as prohibiting a party from pursuing any other remedies for such breach or threatened breach. The prevailing party shall be entitled to recover its legal fees and expenses incurred in such action from the losing party.

   14. ARBITRATION OF DISPUTES. Except as provided in Section 13, all disputes concerning this Agreement will be submitted to binding arbitration in Walnut Creek, California in accordance with the Rules of the American Arbitration Association. The Arbitrator's decisions must be delivered in writing accompanied by written findings of fact and conclusions of law. Any competent court may enter judgment upon the Arbitrator's awards. The prevailing party, as part of its damages, shall be entitled to recover its legal fees and expenses incurred in such action from the losing party.

   15. NO WAIVER. A waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach.

   16. AMENDMENTS. No provision of this Agreement shall be altered, amended, revoked or waived, except by an instrument in writing signed by the Pledgor and Secured Party.

   17. BINDING EFFECT. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.



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   18. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature shall constitute an original signature.

   19. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral.

       IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement.



PLEDGOR:                     /s/ Richard M. Harmon
                             ----------------------------------------------
                             Richard M. Harmon



SECURED PARTY                TELEHUB COMMUNICATIONS CORPORATION,
                             a Nevada corporation

                             By: /s/ Donald H. Sledge
                             ----------------------------------------------
                                 Donald H. Sledge, Chief Executive Officer















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